UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road
Ruian Economic Development District
Ruian City, Zhejiang Province
People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 8, 2016, stockholders (collectively, the “Stockholders”) of SORL Auto Parts, Inc. (the “Company”) owning approximately 58.8% of the Company’s outstanding common stock, sent a letter (the “Withdrawal Letter”) to the Special Committee of the Board of Directors of the Company withdrawing the preliminary non-binding proposal which the Stockholders had made on October 30, 2015 (the “Proposal”) to acquire all of the shares of the Company’s common stock not owned by the Stockholders for $2.84 per share in cash. The Withdrawal Letter stated that due to concerns over recent market conditions, the Stockholders had determined not to proceed with the Proposal.

The press release issued by the Company regarding this matter are being filed as an Exhibit to this report and is incorporated by reference herein.

Section 9. Financial Statement and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated January 8, 2016, with respect to the receipt of the Withdrawal Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: January 8, 2016	/s/ Xiaoping Zhang
Xiaoping Zhang, Chief Executive Officer